CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6


We consent to the use in this Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6, on Form S-11 of our report on the consolidated balance sheet of WNC & Associates, Inc. as of August 31, 1996 dated October 28, 1996 appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



                                                       CORBIN & WERTZ


Irvine, California
June 3, 1997



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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6


We consent to the use in this Registration Statement of WNC Housing Tax Credit Fund VI, L.P., Series 5 and 6, on Form S-11 of our report on the balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 5 of April 30, 1997 dated May 5, 1997, appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



                                                          CORBIN & WERTZ


Irvine, California
June 3, 1997